As filed with the Securities and Exchange Commission on October 9, 2013

Registration No. 333-[  ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SFX ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7990 (Primary Standard Industrial Classification Code Number)	90-0860047 (I.R.S. Employer Identification No.)

SFX Entertainment, Inc.

430 Park Avenue

New York, New York 10022

(646) 561-6400

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Robert F.X. Sillerman

Chief Executive Officer and Chairman

SFX Entertainment, Inc.

430 Park Avenue

New York, New York 10022

(646) 561-6400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Aron Izower Reed Smith LLP 599 Lexington Avenue New York, New York 10022 (212) 521-5400	Colin Diamond F. Holt Goddard White & Case LLP 1155 Avenue of the Americas New York, New York 10036 (212) 819-8200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-189564

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.001 par value	3,833,333	$13.00	$49,833,329	$6,797.60	(3)

(1)                                 Represents only the additional number of shares of common stock being registered and includes 500,000 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-189564).

(2)                                 Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended. Based on the public offering price per share.

(3)                                 The registrant previously paid filing fees of $33,986 in connection with previous filings of its registration statement on Form S-1 (File No. 333-189564).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of additional shares of common stock, with par value of $0.001 per share, of SFX Entertainment, Inc., a corporation organized under the laws of the State of Delaware (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-189564) filed by the Registrant with the Securities and Exchange Commission, as amended, declared effective on October 8, 2013, including exhibits and power of attorney thereto, are incorporated by reference in this Registration Statement.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and financial statement schedules

5.1	Opinion of Reed Smith LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Ernst & Young LLP
23.4	Consent of Ernst & Young Accountants LLP
23.5	Consent of Ernst & Young GmbH
23.6	Consent of Ernst & Young
23.7	Consent of BDO USA, LLP
23.8	Consent of BDO USA, LLP
23.9	Consent of BDO USA, LLP
23.10	Consent of Reed Smith LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-189564) filed by the Registrant on June 25, 2013)

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on October 9, 2013.

SFX ENTERTAINMENT, INC.
By:

/s/ ROBERT F.X. SILLERMAN
Robert F.X. Sillerman
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	/s/ ROBERT F.X. SILLERMAN	Chairman and Chief Executive Officer (Principal Executive Officer)	October 9, 2013
Robert F.X. Sillerman

	*	Chief Financial Officer (Principal Financial Officer)	October 9, 2013
Richard Rosenstein

	/s/ ROBERT DAMON	Chief Accounting Officer (Principal Accounting Officer)	October 9, 2013
Robert Damon

	*	Director	October 9, 2013
Mitchell Slater

	*	Director	October 9, 2013
John D. Miller

	*	Director	October 9, 2013
Edward Simon

	*	Director	October 9, 2013
Joseph F. Rascoff

	*	Director	October 9, 2013
Dr. Andrew N. Bazos

	*	Director	October 9, 2013
D. Geoff Armstrong

	*	Director	October 9, 2013
Jared Cohen

	*	Director	October 9, 2013
Michael Meyer

/s/ ROBERT F.X. SILLERMAN
Robert F.X. Sillerman
*By:	Attorney-in-Fact

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